 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-266821
PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 29, 2022)

Artesian Resources Corporation
695,650 Shares of Class A Non-Voting Common Stock
Artesian Resources Corporation (“Artesian” or the “Company”) is offering 695,650 shares of its Class A Non-Voting Common Stock, par value $1.00 per share (“Artesian Class A Common Stock”).
Artesian Class A Common Stock is listed on the NASDAQ Global Select Market under the symbol “ARTNA.” On May 18, 2023, the closing price of Artesian Class A Common Stock on the NASDAQ Global Select Market was $55.11 per share.
Investing in Artesian Class A Common Stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.
	Per Share	Total
Public offering price	$50.00	$34,782,500
Underwriting Discounts and Commissions(1)	$2.125	$1,478,256
Proceeds, before expenses, to Artesian	$47.875	$33,304,244

(1)
Assumes no exercise of the underwriter’s option to purchase additional shares, described below.

The underwriter has an option, exercisable within 30 days after the date of this prospectus supplement, to purchase up to 104,348 additional shares of Artesian Class A Common Stock directly from us on the same terms set forth above.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.
No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement. If any other information or representations are given or made, you must not rely on them as having been authorized.
The underwriter expects to deliver the shares of Artesian Class A Common Stock to the purchasers on or about May 23, 2023.
Book-Running Manager
Janney Montgomery Scott
***
This prospectus supplement is dated May 19, 2023

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Artesian,” “Company,” “we,” “us,” “our” or similar references mean Artesian Resources Corporation. In this prospectus supplement references to “$” or “dollars” are to the lawful currency of the United States.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Artesian Class A Common Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated August 12, 2022, which was amended on September 29, 2022, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the United States Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3/A we have filed with the SEC, under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may find the registration statement, including exhibits, on the SEC’s website at www.sec.gov. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the underwriter take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of Artesian Class A Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell or a solicitation of an offer to buy shares of Artesian Class A Common Stock in any state or other jurisdiction to any person to whom it is unlawful to make such an offer or solicitation.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus supplement, the accompanying prospectus and in documents that we have incorporated into this prospectus by reference which express our “belief,” “anticipation” or “expectation,” as well as other statements which are not historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act and the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. They include, but are not limited to, the statements below:
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general economic, employment and business conditions;

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material costs and availability;

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consumer and producer price inflation;

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the impact of recent acquisitions on our ability to expand and foster relationships;

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strategic plans for goals, priorities, growth and expansion;

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expectations for our water and wastewater subsidiaries and non-utility subsidiaries;

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customer base growth opportunities in Delaware and Cecil County, Maryland;

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our belief regarding our capacity to provide water services for the foreseeable future to our customers;

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our belief relating to our compliance and the cost to achieve compliance with relevant governmental regulations;

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our expectation of the timing of decisions by regulatory authorities;

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the impact of weather and climate change on our operations;

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the execution of our strategic initiatives;

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our expectation regarding the timing for construction on new projects;

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the adoption of recent accounting pronouncements from time to time;

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contract operations opportunities;

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legal proceedings;

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our properties;

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deferred tax assets;

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the adequacy of our available sources of financing;

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the expected recovery of expenses related to our long-term debt;

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our expectation to be in compliance with financial covenants in our debt instruments;

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our ability to refinance our debt as it comes due;

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our ability to adjust our debt level, interest rate, maturity schedule and structure;

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the timing and terms of renewals of our lines of credit;

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changes in interest rates;

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plans to increase our wastewater treatment operations, engineering services and other revenue streams less affected by weather;

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expected future contributions to our postretirement benefit plan;

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anticipated growth in our non-utility subsidiaries;

S-ii

•
anticipated investments in certain of our facilities and systems and the sources of funding for such investments;

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sufficiency of internally generated funds and credit facilities to provide working capital and our liquidity needs; and

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the specific and overall impacts of the COVID-19 global pandemic on our financial condition and results of operations.

Certain factors, as discussed under “Risk Factors”, that could cause results to differ materially from those in the forward-looking statements include, but are not limited to:
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changes in weather;

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changes in our contractual obligations;

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changes in government policies;

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the timing and results of our rate requests;

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failure to receive regulatory approvals;

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changes in economic and market conditions generally;

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unexpected events, restrictions and policies related to a public health crisis, including the COVID-19 pandemic; and

•
other matters discussed elsewhere in this prospectus supplement.

While we may elect to update forward-looking statements, we specifically disclaim any obligation to do so, except as may be required under applicable securities laws, and you should not rely on any forward-looking statement as a representation of our views as of any date subsequent to the date of the filing of this prospectus supplement.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the shares we are offering as well as information regarding our business and detailed financial data. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference herein and therein in their entirety before making an investment decision.
The terms “Artesian,” “Artesian Resources,” “Company,” “we,” “us,” “our” or similar references mean Artesian Resources Corporation. The term “you” refers to a prospective investor. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including especially the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus, as well as the documents to which we have referred you in the section titled “Where You Can Find More Information.”
Our Company
Artesian Resources is a Delaware corporation incorporated in 1927, that is the holding company of eight wholly-owned subsidiaries offering water, wastewater and other services in Delaware, Maryland and Pennsylvania. Our principal executive offices are located at 664 Churchmans Road, Newark, Delaware 19702. Our principal subsidiary, Artesian Water Company, Inc., is the oldest and largest investor-owned public water utility on the Delmarva Peninsula, and has been providing superior water service since 1905. We distribute and sell water, including water for public and private fire protection, to residential, commercial, industrial, municipal and utility customers in the states of Delaware, Maryland and Pennsylvania. We provide wastewater services to customers in Delaware. In addition, we provide contract water and wastewater operations, and water, sewer and internal Service Line Protection Plans. Our Class A Non-Voting Common Stock is listed on the NASDAQ Global Select Market and trades under the symbol “ARTNA.” Our Class B Common Stock trades on the NASDAQ’s OTC Bulletin Board under the symbol “ARTNB.”
Artesian Resources is the holding company of five regulated public utilities: Artesian Water Company, Inc., or Artesian Water, Artesian Water Pennsylvania, Inc., or Artesian Water Pennsylvania, Artesian Water Maryland, Inc., or Artesian Water Maryland, Artesian Wastewater Management, Inc., or Artesian Wastewater, and Artesian Wastewater Maryland, Inc., or Artesian Wastewater Maryland; and three non-utility subsidiaries: Artesian Utility Development, Inc., or Artesian Utility, Artesian Development Corporation, or Artesian Development, and Artesian Storm Water Services, Inc., or Artesian Storm Water. Effective January 14, 2022, Artesian Wastewater is the holding company of Tidewater Environmental Services, Inc. dba Artesian Wastewater, or TESI, a regulated public wastewater utility.
Corporate Information
We are a Delaware corporation with our principal executive offices located at 664 Churchmans Road, Newark, Delaware, 19702. Our telephone number is (302) 453-6900 and our website address is www.artesianwater.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this preliminary prospectus supplement.
Our Market
Our current market area is the Delmarva Peninsula. Our largest service area is in the State of Delaware. Substantial portions of Delaware, particularly outside of northern New Castle County, are not served by a public water or wastewater system and represent potential opportunities for Artesian Water and Artesian Wastewater to obtain new exclusive franchised service areas. We continue to focus resources on developing and serving existing service territories and obtaining new territories throughout Delaware.
We hold Certificates of Public Convenience and Necessity, or CPCNs, for approximately 305 square miles of exclusive water service territory, most of which is in Delaware with some territory being in Maryland and Pennsylvania. Our largest connected regional water system, consisting of approximately 141 square miles and 78,600 metered customers, is located in northern New Castle County and portions of southern

New Castle County, Delaware. We hold CPCNs for approximately 58 square miles of wastewater service territory located in Sussex County, Delaware. In January 2022, approximately 23 square miles of wastewater service territory, located in Sussex County, Delaware, was added upon the closing of the acquisition of TESI. A significant portion of our exclusive service territory is in Sussex County, Delaware and remains undeveloped, and if and when development occurs and there is population growth in these areas, we anticipate we will increase our customer base by providing water and/or wastewater service to the newly developed areas and new customers.

The Offering
The following summary contains basic information about this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision.
Issuer
Artesian Resources Corporation, a Delaware corporation
Description of Security Offered
695,650 shares of Class A Non-Voting Common Stock
Underwriter’s Option
The underwriter has an option, exercisable in whole or from time to time in part, to purchase up to 104,348 additional shares of Artesian Class A Common Stock directly from us, exercisable for 30 days after the date of this prospectus supplement.
Artesian Class A Common Stock to be Outstanding Immediately after This Offering(1)
9,323,871 shares (or 9,428,219 shares if the underwriter exercises its option to purchase additional shares of Artesian Class A Common Stock in full).
NASDAQ Global Select Market Symbol
ARTNA
Annualized Dividend Rate(2)
$1.136 per share
Use of Proceeds
We expect to use the net proceeds from this offering for general corporate purposes, including our capital investment program and repayment of outstanding indebtedness. See “Use of Proceeds.”
Risk Factors
Investing in Artesian Class A Common Stock involves risks. See “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in shares of Artesian Class A Common Stock.
Transfer Agent and Registrar
Computershare Inc.

(1)
In this prospectus supplement, unless otherwise indicated, the number of shares of Artesian Class A Common Stock outstanding and other information based thereon is based on 8,628,221 shares of Artesian Class A Common Stock outstanding as of May 12, 2023, and excludes in each case as of March 31, 2023:

•
296,682 shares of Artesian Class A Common Stock that were reserved for future issuance under our 2015 Equity Compensation Plan (as defined in our Annual Report on Form 10-K for the year ended December 31, 2022), as well as any automatic increases in the number of shares of Artesian Class A Common Stock reserved for future issuance under such plans, as decreased by 5,000 shares on May 9, 2023;

•
722,189 shares of Artesian Class A Common Stock that were reserved for future purchase under our dividend reinvestment plan, as amended, as well as any automatic increases in the number of shares of Artesian Class A Common Stock reserved for future issuance under such plan, as decreased by 222 shares as of April 20, 2023; and

•
36,443 shares of Artesian Class A Common Stock that were reserved for future purchase under our 401(k) retirement plan, as well as any automatic increases in the number of shares Artesian Class A our Common Stock reserved for future issuance under such plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares of our common stock.
(2)
Based upon the second quarter of 2023 dividend rate of $1.136 per share annualized. Future dividends, if any, may be declared and paid at the discretion of our board of directors (the “Board of Directors”) and will depend on our future earnings, financial condition and other factors.

RISK FACTORS
Investing in Artesian Class A Common Stock involves a high degree of risk. You should review and carefully consider the risks, uncertainties and other factors described below and all of the information included elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before deciding to invest in the shares of Artesian Class A Common Stock. We also urge you to consider carefully the risks, uncertainties and other factors set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.” However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operations, financial condition and financial results and the value of Artesian Class A Common Stock. The risk factors set forth in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference herein, replace the risk factors set forth in the accompanying prospectus in their entirety.
Risks Related to Artesian Class A Common Stock
Holders of Artesian Class A Common Stock have no voting rights. As a result, holders of Artesian Class A Common Stock will not have any ability to influence stockholder decisions.
Holders of Artesian Class A Common Stock have no voting rights, unless required by the Delaware General Corporation Law. As a result, all matters submitted to stockholders will be decided by the vote of holders of Class B Common Stock. As of March 7, 2023, members of the Taylor family, which include Dian C. Taylor (our Chair of the Board of Directors, Chief Executive Officer and President), Nicholle R. Taylor (a Director and Senior Vice President of the Company who also serves as President of Artesian Water), John R. Eisenbrey, Jr. (a Director), and Louisa Taylor Welcher, beneficially owned 70.7% of the outstanding Class B Common Stock and 3.7% of the outstanding Artesian Class A Common Stock and our directors and executive officers as a group beneficially owned 55.4% of the outstanding Class B Common Stock and 3.6% of the outstanding Artesian Class A Common Stock. These principal stockholders will have significant control over the outcome of most fundamental corporate matters. If you purchase shares of Artesian Class A Common Stock, you will not be able to vote on most fundamental corporate matters, including the election of our Board of Directors.
Risks Related to This Offering
The price of Artesian Class A Common Stock may be volatile. This volatility may affect the price at which you could sell Artesian Class A Common Stock, and the sale or resale of substantial amounts of Artesian Class A Common Stock could adversely affect the market price of Artesian Class A Common Stock.
The price of Artesian Class A Common Stock may be volatile. This volatility may affect the price at which you could sell Artesian Class A Common Stock, and the sale or resale of substantial amounts of Artesian Class A Common Stock could adversely affect the market price of Artesian Class A Common Stock. The market price for Artesian Class A Common Stock has historically experienced, and may continue to experience, volatility. This volatility may affect the price at which you could sell Artesian Class A Common Stock, and the sale or issuance of substantial amounts of Artesian Class A Common Stock, or the perception that such sales or issuances could occur, could adversely affect the market price of Artesian Class A Common Stock. Any of the foregoing may also impair our ability to raise additional capital through the sale of shares of Artesian Class A Common Stock. The market price of Artesian Class A Common Stock may be influenced by many factors, some of which are beyond our control, including the factors discussed above under “Cautionary Note Regarding Forward-Looking Statements” or elsewhere in the accompanying prospectus and the documents incorporated by reference herein and therein and include the following:
•
actual or anticipated fluctuations in our operating results or our competitors’ or peers’ operating results;

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actions by applicable regulatory authorities;

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announcements by us, our competitors or our partners of significant contracts, acquisitions, divestitures or strategic investments;

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our growth rate and our competitors’ or peers’ growth rates;

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the financial markets and general economic conditions, including increasing interest rates and inflationary pressures;

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changes in stock market analyst recommendations regarding us, our competitors, our peers or the water utility industry generally, or lack of analyst coverage of Artesian Class A Common Stock;

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sales of Artesian Class A Common Stock by our executive officers, directors and significant shareholders or sales of substantial amounts of Artesian Class A Common Stock;

•
changes in the amount of Artesian Class A Common Stock dividends per share, the common stock dividends per share paid by our competitors and interest rates; and

•
changes in tax laws and regulations.

Our management will have broad discretion over the use of the net proceeds from this offering and might not apply such proceeds in ways that increase the value of your investment.
We intend to use the net proceeds from this offering for general corporate purposes, including our capital investment program and repayment of outstanding indebtedness. See “Use of Proceeds” on page S-7 of this prospectus supplement. However, our management will have broad discretion over the use of the net proceeds from this offering, and you will be relying on the judgment of management regarding the application of these proceeds. Our management may not apply the net proceeds of this offering in ways that increase the value of your investment. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and accompanying prospectus, and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our business operations. We may find it necessary or advisable to use the net proceeds for other purposes, and management will have significant flexibility in applying the net proceeds from this offering.
Our shareholders may experience dilution as a result of this offering and they may experience further dilution if we issue additional Artesian Class A Common Stock in future offerings.
The issuance by us of any Artesian Class A Common Stock to the underwriters will have a dilutive effect on our earnings per share. Any additional future issuances of Artesian Class A Common Stock will reduce the percentage of Artesian Class A Common Stock owned by investors purchasing shares in this offering who do not participate in future issuances. In most circumstances, as is the case here, shareholders will not be entitled to vote on whether or not we issue additional Artesian Class A Common Stock. In addition, depending on the terms and pricing of an additional offering of Artesian Class A Common Stock, our shareholders may experience dilution in both the book value and fair value of their shares.

USE OF PROCEEDS
We will receive approximately $33.0 million in net proceeds from the sale of the shares of Artesian Class A Common Stock we are offering pursuant to this prospectus supplement, after deducting an aggregate of approximately $1.7 million in underwriting discounts and commissions and estimated offering expenses. If the underwriter’s option is exercised in full, we estimate that our net proceeds will be approximately $38.0 million.
We expect to use all of the net proceeds from this offering for general corporate purposes, including our capital investment program and repayment of outstanding indebtedness.

CAPITALIZATION
The following table sets forth, as of March 31, 2023, our capitalization on an actual basis and on an as adjusted basis to give effect to the sale of the shares of Artesian Class A Common Stock in this offering. This table should be read in conjunction with our Condensed Consolidated Financial Statements and the Notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which are incorporated by reference herein.
	As of March 31, 2023 (In thousands of Dollars)
	Actual	% of Capitalization	As Adjusted	% of Capitalization
Common Stock Equity	$189,139	51.8%	$222,193	55.8%
Long-Term Debt, net of Current Portion	176,263	48.2%	176,263	44.2%
Total Capitalization	$365,402	100.0%	$398,456	100.0%

MATERIAL UNITED STATES FEDERAL INCOME
AND ESTATE TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following is a summary of material United States federal income and estate tax consequences of the purchase, ownership and disposition of Artesian Class A Common Stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset (generally, property held for investment) by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of Artesian Class A Common Stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
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an individual citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with non-U.S., state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to non-U.S. holders that are subject to special treatment under the United States federal income tax laws, including, without limitation:
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United States expatriates;

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foreign pension funds;

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“controlled foreign corporations” and “passive foreign investment companies”;

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a partnership or other pass-through entity for United States federal income tax purposes (and investors therein);

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persons subject to the alternative minimum tax;

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persons holding Artesian Class A Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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brokers, dealers or traders in securities;

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tax-exempt organizations or governmental organizations;

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persons deemed to sell Artesian Class A Common Stock under the constructive sale provisions of the Code; and

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persons subject to special tax accounting rules as a result of any item of gross income with respect to Artesian Class A Common Stock being taken into account in an applicable financial statement.

We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. We have not sought and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds Artesian Class A Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Artesian Class A Common Stock, you should consult your tax advisors.
If you are considering the purchase of Artesian Class A Common Stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of Artesian Class A Common Stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of Artesian Class A Common Stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in Artesian Class A Common Stock, the excess will be treated as gain from the disposition of Artesian Class A Common Stock (the tax treatment of which is discussed below under “Gain on Disposition of Class A Common Stock”).
Subject to the discussions below on Backup Withholding and Foreign Account Tax Compliance (FATCA), dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if Artesian Class A Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations, including the provision of a properly executed Form W-8IMY. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Class A Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of Artesian Class A Common Stock generally will not be subject to United States federal income tax unless:
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the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We have not determined whether we are a “United States real property holding corporation” for United States federal income tax purposes. We can give no assurance that we are not or will not become one in the future. If we are or become a “United States real property holding corporation,” so long as Artesian Class A Common Stock is regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs, only a non-U.S. holder who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than 5% of Artesian Class A Common Stock will be subject to United States federal income tax on the gain derived from the sale or other disposition of Artesian Class A Common Stock in the same manner as if the non-U.S. holder were a United States person as defined in the Code. Certain attribution rules are applicable in determining whether the 5% ownership threshold described above is exceeded.
Federal Estate Tax
Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes and may give rise to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption (although such holder may be subject to the general dividend withholding tax discussed above in “Dividends”).
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of Artesian Class A Common Stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (FATCA)
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on Artesian Class A Common Stock to (1) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (2) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of Artesian Class A Common Stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of Artesian Class A Common Stock.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of shares of Artesian Class A Common Stock by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities which are deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), and (iii) being referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
In considering an investment in Artesian Class A Common Stock with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duty to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction and Plan Asset Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption 95-60, which we refer to as a “PTCE,” applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions determined by a qualified professional asset manager; and PTCE 96-23, regarding transactions determined by an in-house asset manager. There can be no assurance that any of these exemptions will be available with respect to an investment in Artesian Class A Common Stock. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code and the transactions may have to be rescinded.
Government plans, foreign plans and certain church plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring shares of Artesian Class A Common Stock.
Representation
Accordingly, by its acceptance of shares of Artesian Class A Common Stock, each purchaser and subsequent transferee will be deemed to have represented and warranted to Artesian on each day including the date of its acceptance of the shares of Artesian Class A Common Stock through and including the date of disposition of such shares that (1) either (a) no portion of the assets used by such purchaser or transferee to acquire shares of Artesian Class A Common Stock constitutes “plan assets” of any Plan or (b) the acquisition, holding and disposition of shares of Artesian Class A Common Stock by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (2) it will notify Artesian and the trustee immediately if, at any time, it is no longer able to make the representations contained in (1) above. Any purported transfer of the securities to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.
Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of shares of Artesian Class A Common Stock should consult and rely on their own counsel and advisers as to whether an investment in shares of Artesian Class A Common Stock is suitable for the Plan. The sale of shares of Artesian Class A Common Stock to any Plan is in no respect a representation by us, an underwriter or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for plans generally or any particular Plan.
THE FOREGOING DISCUSSION IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL-INCLUSIVE. DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES THAT MAY BE IMPOSED UPON PERSONS INVOLVED IN NON-EXEMPT PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT FIDUCIARIES OR OTHER PERSONS CONSIDERING PURCHASING SHARES OF ARTESIAN CLASS A COMMON STOCK ON BEHALF OF, OR WITH THE ASSETS OF, ANY PLAN, CONSULT WITH THEIR COUNSEL REGARDING THE POTENTIAL APPLICABILITY OF ERISA, SECTION 4975 OF THE CODE AND ANY SIMILAR LAW AND WHETHER AN EXEMPTION WOULD BE APPLICABLE TO THE PURCHASE AND HOLDING OF THE SHARES.

UNDERWRITING
Janney Montgomery Scott LLC is serving as the book-running manager of this offering. We and the underwriter named below have entered into an underwriting agreement with respect to the shares of Artesian Class A Common Stock being offered hereby. Subject to certain conditions set forth in the underwriting agreement, the underwriter has agreed to purchase, at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of Artesian Class A Common Stock set forth in the following table.
Underwriter	Number of Shares
Janney Montgomery Scott LLC	695,650
The underwriter is committed to take and pay for all of the shares offered by us, if any are taken, other than the shares covered by the option described below. The obligations of the underwriter under the underwriting agreement may be terminated upon the occurrence of certain stated events.
We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 104,348 additional shares of Artesian Class A Common Stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts. To the extent the option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase such additional shares.
The underwriter proposes to offer some of the shares of Artesian Class A Common Stock to the public initially at the offering price per share shown on the cover page of this prospectus supplement and may offer shares of Artesian Class A Common Stock to certain dealers at such price less a concession not in excess of $1.275 per share. The underwriter may allow, and such dealers may also allow, a concession not in excess of $0.10 per share to certain other dealers. After the public offering of the shares of Artesian Class A Common Stock described herein, the public offering price and the concessions may be changed by the underwriter.
The following table shows the per share and total underwriting discount to be paid to the underwriter by us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option:
	Per Share		Total
	No Exercise	Full Exercise	No Exercise	Full Exercise
Underwriting discounts and commissions to be paid by us	$2.125	$2.125	$1,478,256	$1,699,996
We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $250,000, which will be paid by us.
We have agreed that we will not (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Artesian Class A Common Stock or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, Artesian Class A Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Artesian Class A Common Stock (iii) file any registration statement with the SEC relating to the offering of any shares of Artesian Class A Common Stock or any securities convertible into or exercisable or exchangeable for Artesian Class A Common Stock, (iv) offer to sell shares of Artesian Class A Common Stock pursuant to a dividend reinvestment plan or direct share purchase plan at a discount to fair market value or (v) publicly announce an intention to effect any transaction or action specified in (i), (ii), (iii) or (iv), in each case without the prior written consent of Janney Montgomery Scott LLC for a period of 60 days after the date of this prospectus supplement, subject to certain limited exceptions set forth in the underwriting agreement.
Our directors and certain executive officers have entered into lock-up agreements with the underwriter in connection with this offering pursuant to which each of these persons will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, make any short sale, grant any option, right or warrant to purchase, lend, or otherwise transfer, sell or dispose of, directly or indirectly, any shares of Artesian Class A Common Stock or any securities convertible into or exercisable or exchangeable for Artesian Class A Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Artesian Class A Common Stock, (iii) file any registration statement with the SEC relating to the offering of any shares of Artesian Class A Common Stock or any securities convertible into or exercisable or exchangeable for Artesian Class A Common Stock, or (iv) publicly announce an intention to effect any transaction specified in (i), (ii) or (iii), in each case without the prior written consent of Janney Montgomery Scott LLC for a period of 60 days after the date of this prospectus supplement, subject to certain limited exceptions set forth in the lock-up agreements.
We have agreed to indemnify the underwriter against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.
Artesian Class A Common Stock is listed on the NASDAQ Global Select Market under the symbol “ARTNA.”
Stabilization and Short Positions
In connection with this offering, the underwriter may effect certain transactions in shares of Artesian Class A Common Stock in the open market in order to prevent or retard a decline in the market price of Artesian Class A Common Stock while this offering is in progress. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. “Covered” shorts are short positions in an amount not greater than the underwriter’s option described herein, and “naked” shorts are short positions in excess of that amount. In determining the source of shares to close out a “covered” short, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. A “covered” short may be covered by either exercising the underwriter’s option or purchasing shares in the open market. A “naked” short is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of Artesian Class A Common Stock in the open market prior to the completion of the offering, and may only be closed out by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of Artesian Class A Common Stock made by the underwriter in the open market prior to the completion of the offering.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or slowing a decline in the market price of Artesian Class A Common Stock and may stabilize, maintain or otherwise affect the market price of Artesian Class A Common Stock. As a result, the price of Artesian Class A Common Stock may be higher than the price that might otherwise exist in the open market. If these activities are commenced by the underwriter, they may be discontinued at any time. These transactions may be effected on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.
Electronic Distribution
In connection with this offering, the underwriter may distribute prospectuses by electronic means, such as email. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers, and allocate a limited number of shares for sale to its online brokerage customers. A prospectus in electronic format is being made available on the website maintained by the underwriter. Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not a part of the prospectus or the registration statement, of which this prospectus supplement forms a part.
Other Relationships
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, investment research, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may provide from time to time in the future, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may from time to time effect transactions for their own account or the account of their customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities (including related derivative securities) and financial instruments (including bank loans), and may continue to do so in the future. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Canada
The shares of Artesian Class A Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Artesian Class A Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
Certain legal matters in connection with the validity of the shares of Artesian Class A Common Stock offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters will be passed upon for the underwriter by Holland & Knight LLP.
EXPERTS
The consolidated financial statements as of December 31, 2021 and 2022 and for each of the three years in the period ended December 31, 2022 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3/A we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov, and through a link on our website at http://www.artesianwater.com.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the sale of all the shares covered by this prospectus supplement and the accompanying prospectus.
•
Our Annual Report on Form 10-K for the year ended December 31, 2022;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

•
Our Current Reports on Form 8-K filed with the SEC on May 3, 2023 (excluding those portions furnished and not filed) and May 12, 2023;

•
The description of our Artesian Class A Common Stock provided in Exhibit 4.25 of our Annual Report on Form 10-K for the year ended December 31, 2022, including any amendments or reports filed for the purpose of updating such description; and

•
All documents we file after the date of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering of the securities covered by this prospectus supplement, except as to any portion of any future report or document that is not deemed filed under such provisions.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
Artesian Resources Corporation
Attention: Investor Relations
664 Churchmans Road
Newark, DE 19702
(302) 453-6900
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS
$40,000,000
Artesian Resources Corporation
Class A Non-Voting Common Stock
Artesian Resources Corporation may offer to sell up to $40,000,000 maximum aggregate offering price of Class A Non-Voting Common Stock from time to time. We may offer and sell shares of our Class A Non-Voting Common Stock in amounts and on terms that we may determine at the time of the offering.
Each time we offer shares of our Class A Non-Voting Common Stock, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering. A prospectus supplement also may modify or supersede information contained in this prospectus. This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.
We may offer and sell shares of our Class A Non-Voting Common Stock through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
We will receive all proceeds from the sale of shares of Class A Non-Voting Common Stock hereunder.
We have two classes of common stock, Class A Non-Voting Common Stock and Class B Common Stock. Under our Restated Certificate of Incorporation, the right to vote for the election of directors and other stockholder matters is exercised exclusively by the holders of Class B Common Stock and the holders of shares of our Class A Non-Voting Common Stock do not have voting rights on any matters that are submitted to a vote of stockholders, including with respect to the election of directors and other matters voted upon by stockholders, except as required by the Delaware General Corporation Law.
Our Class A Non-Voting Common Stock is listed for trading on the Nasdaq Global Select Market under the symbol “ARTNA.” On September 28, 2022, the last reported sale for price for our Class A Non-Voting Common Stock was $50.05 per share.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 29, 2022

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and documents incorporated by reference herein contain, and any prospectus supplement may contain, statements that express our “belief,” “anticipation” or “expectation,” as well as other statements that are not historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act and the Private Securities Litigation Reform Act of 1995. Statements regarding specific and overall impacts of the COVID-19 global pandemic on our financial condition and results of operations, our goals, priorities, growth and expansion plans and expectation for our water and wastewater subsidiaries and non-regulated subsidiaries, customer base growth opportunities in Delaware and Cecil County, Maryland, our belief regarding our capacity to provide water services for the foreseeable future to our customers, our belief relating to our compliance and the cost to achieve compliance with relevant governmental regulations, our expectation of the timing of decisions by regulatory authorities, the impact of weather on our operations and the execution of our strategic initiatives, our expectation of the timing for construction on new projects, our expectation relating to the adoption of recent accounting pronouncements, contract operations opportunities, legal proceedings, our properties, deferred tax assets, adequacy of our available sources of financing, the expected recovery of expenses related to our long-term debt, our expectation to be in compliance with financial covenants in our debt instruments, our ability to refinance our debt as it comes due, our ability to adjust our debt level, interest rate, maturity schedule and structure, the timing and terms of renewals of our lines of credit, plans to increase our wastewater treatment operations, engineering services and other revenue streams less affected by weather, expected future contributions to our postretirement benefit plan, anticipated growth in our non-regulated division, the impact of recent acquisitions on our ability to expand and foster relationships, anticipated investments in certain of our facilities and systems and the sources of funding for such investments, and the sufficiency of internally generated funds and credit facilities to provide working capital and our liquidity needs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. Certain factors such as changes in weather, changes in our contractual obligations, changes in government policies, the timing and results of our rate requests, failure to receive regulatory approval, changes in economic and market conditions generally, and other factors described in the section in this prospectus and in any prospectus supplement entitled “Risk Factors,” and the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as well as any amendment or update to our risk factors reflected in subsequent filings with the Securities and Exchange Commission, or the SEC, could cause results to differ materially from those in the forward-looking statements. Additionally, many of these risks and uncertainties are currently elevated by and may or will continue to be elevated by the COVID-19 pandemic.
Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.
These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC. This prospectus covers the primary offering by us of up to $40,000,000 aggregate offering price of shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before investing in any of the securities offered.
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

PROSPECTUS SUMMARY
This prospectus summary calls your attention to selected information in this document, but it does not contain all the information that is important to you. To understand us and the securities that may be offered through this prospectus, you should read this entire prospectus carefully, including the “Risk Factors” and other information included in this prospectus and in the documents incorporated by reference herein.
Our Company
Artesian Resources Corporation, or Artesian Resources, is a Delaware corporation incorporated in 1927 that is the holding company of eight wholly-owned subsidiaries offering water, wastewater and other services in Delaware, Maryland and Pennsylvania. Our principal subsidiary, Artesian Water Company, Inc., is the oldest and largest investor-owned public water utility on the Delmarva Peninsula, and has been providing superior water service since 1905. We distribute and sell water, including water for public and private fire protection, to residential, commercial, industrial, municipal and utility customers in the states of Delaware, Maryland and Pennsylvania. We provide wastewater services to customers in Delaware. In addition, we provide contract water and wastewater operations, and water, sewer and internal Service Line Protection Plans. Our Class A Non-Voting Common Stock is listed on the Nasdaq Global Select Market and trades under the symbol “ARTNA.” Our Class B Common Stock trades on the Nasdaq’s OTC Bulletin Board under the symbol “ARTNB.”
Artesian Resources is the holding company of five regulated public utilities: Artesian Water Company, Inc., or Artesian Water, Artesian Water Pennsylvania, Inc., or Artesian Water Pennsylvania, Artesian Water Maryland, Inc., or Artesian Water Maryland, Artesian Wastewater Management, Inc., or Artesian Wastewater, and Artesian Wastewater Maryland, Inc., or Artesian Wastewater Maryland; and three non-regulated subsidiaries: Artesian Utility Development, Inc., or Artesian Utility, Artesian Development Corporation, or Artesian Development, and Artesian Storm Water Services, Inc., or Artesian Storm Water. Effective January 14, 2022, Artesian Wastewater is the holding company of Tidewater Environmental Services, Inc. dba Artesian Wastewater, or TESI, a regulated public utility. The terms “we,” “our,” “Artesian,” and the “Company” as used herein refer to Artesian Resources and its subsidiaries.
Corporate Information
We are a Delaware corporation with our principal executive offices located at 664 Churchmans Road, Newark, Delaware, 19702. Our telephone number is (302) 453-6900 and our website address is www.artesianwater.com. We include our website address in this prospectus only as an inactive textual reference and do not intend it to be an active link to our website. Information contained on our website shall not be deemed incorporated into, or to be a part of, this prospectus.

RISK FACTORS
Investing in our Class A Non-Voting Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider these risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021 which is incorporated by reference into this prospectus, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC and any applicable prospectus supplement or any free writing prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus. Any such risk could cause our business, financial condition or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.
Holders of Class A Non-Voting Common Stock have no voting rights. As a result, holders of Class A Non-Voting Common Stock will not have any ability to influence stockholder decisions.
Holders of Class A Non-Voting Common have no voting rights, unless required by the Delaware General Corporation Law. As a result, all matters submitted to stockholders will be decided by the vote of holders of Class B Common Stock. As of September 27, 2022, members of the Taylor family, which include Dian C. Taylor, our Chair of the Board of Directors, Chief Executive Officer and President, Nicholle R. Taylor, Director, Senior Vice President of the Company and President of Artesian Water Company, Inc., John R. Eisenbrey, Jr., Director, and Louisa Taylor Welcher, beneficially owned 70.6% of the outstanding Class B Common Stock and 3.8% of the outstanding Class A Non-Voting Common Stock and our directors and executive officers as a group beneficially owned 55.4% of the outstanding Class B Common Stock and 3.8% of the outstanding Class A Non-Voting Common Stock. These principal stockholders will have significant control over the outcome of most fundamental corporate matters. If you purchase shares of Class A Non-Voting Common Stock, you will not be able to vote on most fundamental corporate matters, including the election of our board of directors.

USE OF PROCEEDS
We will receive all of the net proceeds from the sale of our securities registered under the registration statement of which this prospectus is a part.
Unless the applicable prospectus supplement states otherwise, we will retain broad discretion in the application of the net proceeds of this offering. We currently intend to use the net proceeds to fund a paid-in capital contribution to Artesian Water. Artesian Water intends to use the paid-in capital contribution to repay short-term borrowings, currently consisting of the facilities described below, incurred primarily to finance expenses associated with its construction program, including investment in utility plant and equipment, and to fund capital expenditures and other general corporate purposes. These proceeds are expected to reduce Artesian Water’s debt to total capitalization ratio, which we believe will improve Artesian Water’s ability to issue additional long-term debt to finance future capital investments. In addition, Artesian may utilize proceeds from this shelf issuance to adjust capitalization ratios in its other regulated subsidiaries.
At June 30, 2022, Artesian Resources had a $40 million line of credit with Citizens Bank, or Citizens, which is available to all subsidiaries of Artesian Resources. As of June 30, 2022, there was $34.0 million of available funds under this line of credit. The previous interest rate for borrowings under this line is the London Interbank Offered Rate, or LIBOR, plus 1.00%. It is expected that the LIBOR rate for USD currency will be discontinued after June 30, 2023. As a result, effective May 20, 2022, this line of credit agreement was amended to replace LIBOR with the Daily Secured Overnight Financing Rate, or SOFR. The interest rate will be a one month SOFR plus 10 basis points, or Term SOFR, plus an applicable margin of 0.85%. Term SOFR cannot be less than 0.00%. This is a demand line of credit and therefore the financial institution may demand payment for any outstanding amounts at any time. The term of this line of credit expires on the earlier of May 21, 2023 or any date on which Citizens demands payment. The Company expects to renew this line of credit.
At June 30, 2022, Artesian Water had a $20 million line of credit with CoBank, ACB, or CoBank, that allows for the financing of operations for Artesian Water, with up to $10 million of this line available for the operations of Artesian Water Maryland. As of June 30, 2022, there was $16.4 million of available funds under this line of credit. The interest rate for borrowings under this line allows the Company to select either LIBOR plus 1.50% or a weekly variable rate established by CoBank; the Company has historically used the weekly variable interest rate. The term of this line of credit expires on October 30, 2022. Artesian Water expects to renew this line of credit.
We have not determined the amount of net proceeds to be used for each of the purposes indicated. The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as identification of appropriate acquisition opportunities. Accordingly, we will have broad discretion to use the proceeds as we see fit. Pending such uses, we intend to invest the net proceeds in interest-bearing, investment grade securities.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”) are summaries and are qualified by reference to the Restated Certificate of Incorporation and Bylaws that we have filed with the SEC.
Our authorized capital stock consists of 15,000,000 shares of Class A Non-Voting Common Stock, par value $1.00 per share, 1,040,000 shares of Class B Common Stock, par value $1.00 per share, 10,868 shares of 7% Prior Preferred Stock, par value $25.00 per share, 80,000 shares of Cumulative Prior Preferred Stock, par value $25.00 per share, and 100,000 shares of Series Preferred Stock, par value $1.00 per share. We sometimes refer to our 7% Prior Preferred Stock, Cumulative Prior Preferred Stock and Series Preferred Stock collectively as Preferred Stock in this “Description of Capital Stock.”
As of September 27, 2022, we had issued and outstanding:
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8,609,497 shares of Class A Non-Voting Common stock, held by 537 stockholders of record; and

•
881,452 shares of Class B Common Stock, held by 138 stockholders of record.

As of September 27, 2022, there were no shares of Preferred Stock outstanding.
Class A Non-Voting Common Stock
Voting Rights
Under our Restated Certificate of Incorporation, generally, holders of shares of our Class A Non-Voting Common Stock do not have voting rights with respect to the election of directors and other matters voted upon by stockholders.
However, Section 242(b)(2) of the Delaware General Corporation Law confers voting rights, or statutory voting rights, to holders of the outstanding shares of a class that is not entitled to vote under the certificate of incorporation, with respect to a proposed amendment to the certificate of incorporation, if “the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.” The vote required to approve such amendments is a majority of the outstanding shares of the class.
Holders of our Class A Non-Voting Common Stock have statutory voting rights as set forth above. In addition, under Section 4.20 of our Restated Certificate of Incorporation, we may not issue any shares of Series Preferred Stock without the approval of the holders of a majority of the shares of Class A Non-Voting Common Stock.
Dividends
Subject to dividends that we may be required to pay on outstanding shares of Preferred Stock, the holders of Class A Non-Voting Common Stock are entitled to receive dividends, as, when and if declared from time to time by our Board of Directors out of funds legally available for such purpose. Our Restated Certificate of Incorporation requires that we declare and pay the same dividend per share on the Class A Non-Voting Common Stock and on the Class B Common Stock.
Holders of Class A Non-Voting Common Stock may participate in our dividend reinvestment plan by automatically reinvesting cash dividends declared on all or a portion of their shares to purchase additional shares of Class A Non-Voting Common Stock.
Liquidation Rights
In the event of a liquidation, dissolution or winding up of Artesian Resources, the holders of Class A Non-Voting Common Stock are entitled to share pro rata with the holders of Class B Common Stock in all assets and funds remaining after we pay all of our creditors and make required distributions to the holders of outstanding shares of Preferred Stock pursuant to our Restated Certificate of Incorporation.

Other Rights
There are no preemptive, conversion, subscription, redemption or sinking fund rights applicable to the Class A Non-Voting Common Stock.
All outstanding shares of our Class A Non-Voting Common Stock are fully paid and non-assessable.
Class B Common Stock
Voting Rights
Except as otherwise described in this “Description of Capital Stock” with respect to our other classes of stock, the right to vote for the election of directors and other stockholder matters is exercised exclusively by the holders of Class B Common Stock. Holders of Class B Common Stock are entitled to one vote per share on all matters voted upon by stockholders. Our directors, other than those elected by holders of our Preferred Stock under specified circumstances as described herein, are classified into three classes. Holders of shares of Class B Common Stock do not have cumulative voting rights.
Dividends
Subject to dividends that we may be required to pay on outstanding shares of Preferred Stock before we may pay dividends on other shares, the holders of Class B Common Stock are entitled to receive dividends, as, when and if declared from time to time by our board of directors out of funds legally available for such purpose. Our Restated Certificate of Incorporation requires that we declare and pay the same dividend per share on the Class B Common Stock and on the Class A Non-Voting Common Stock.
Liquidation Rights
In the event of our liquidation, dissolution or winding up of our operations, the holders of Class B Common Stock are entitled to share pro rata with the holders of Class A Non-Voting Common Stock in all assets and funds remaining after we pay all of our creditors and make required distributions to the holders of outstanding shares of Preferred Stock pursuant to our Restated Certificate of Incorporation.
Other Rights
There are no preemptive, conversion, subscription, redemption or sinking fund rights applicable to the Class B Common Stock.
All outstanding shares of Class B Common Stock are fully paid and non-assessable.
Preferred Stock
As of September 27, 2022, there were no shares of Preferred Stock outstanding. In addition, we have no present plans to issue any Preferred Stock.
The rights, preferences and privileges of our Class A Non-Voting Common Stock are subject to, and may be adversely affected by, the rights, preferences and privileges of any series of Preferred Stock that we may issue in the future.
For example, if shares of 7% Prior Preferred Stock or Cumulative Prior Preferred Stock are issued, no dividends may be declared and paid on the Class A Non-Voting Common Stock unless the dividends on the 7% Prior Preferred Stock and Cumulative Prior Preferred Stock then outstanding have been paid. In addition, in the event of our liquidation, dissolution or winding up or our sale of all of our assets, the holders of any outstanding 7% Prior Preferred Stock and Cumulative Prior Preferred Stock are entitled, after we pay all of our creditors, to be paid in cash the par value of their shares and any accrued but unpaid dividends before we make any payment to the holders of our Class A Non-Voting Common Stock.
In addition, our board of directors has the power to fix, subject to preferences that may be applicable to the 7% Prior Preferred Stock or Cumulative Prior Preferred Stock under our Restated Certificate of Incorporation, the full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof of any such series of Series Preferred Stock.
Provisions with Possible Anti-Takeover Effects
Our Restated Certificate of Incorporation provides that we will be governed by Section 203 of the Delaware General Corporation Law which prohibits a “business combination” between a corporation and an “interested stockholder” within three years of the stockholder becoming an “interested stockholder.” An “interested stockholder” is one who, directly or indirectly, owns 15% or more of the outstanding voting stock of the corporation. A “business combination” includes:
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A merger;

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Consolidation;

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Sale or lease or other disposition of assets having an aggregate value in excess of 10% of either the aggregate fair market value of the consolidated assets of the corporation or the aggregate market value of all the outstanding stock of the corporation; and

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Certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation or which provide the interested stockholder with a financial benefit.

These restrictions do not apply where:
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Prior to such time the Company’s board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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Upon consummation of the transaction in which the stockholder became an interested stockholder, the stockholder owns at least 85% of the voting stock outstanding at the commencement of such transaction, excluding, for determining the number of shares outstanding, shares owned by persons who are directors as well as officers and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
The business combination is approved by the board of directors and the affirmative vote of two-thirds of the outstanding voting stock not owned by the interested stockholder at an annual or special meeting.

The business combinations provisions of Section 203 of the Delaware General Corporation Law may have the effect of deterring merger proposals, tender offers or other attempts to effect changes in control of us that are not negotiated and approved by our board of directors.
We have adopted certain provisions in our Restated Certificate of Incorporation and By-laws which may have anti-takeover implications. Our Restated Certificate of Incorporation provides that without the affirmative vote of at least 75% of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a class, the provisions in our Restated Certificate of Incorporation and the Bylaws establishing a classified board of directors may not be altered, amended or repealed. In addition, absent approval of our board of directors, our Bylaws may only be amended or repealed by the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class. These supermajority voting provisions, along with various supermajority voting provisions for certain classes of stock required for certain business combinations and other corporate actions described above, may have an effect of discouraging, delaying or preventing a change of control which may be at a premium above the prevailing market price.
Transfer Agent and Registrar
The Transfer Agent and Registrar for the Class A Non-Voting Common Stock is Computershare, 462 South 4th Street, Louisville, KY 40202.
Nasdaq Global Select Market
Our Class A Non-Voting Common Stock is listed on the Nasdaq Global Select Market under the symbol “ARTNA.”

PLAN OF DISTRIBUTION
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the shares of Class A Non-Voting Common Stock offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the shares to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the shares will be named in the applicable prospectus supplement. We may sell the shares directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Underwriters may offer and sell the shares of Class A Non-Voting Common Stock at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the shares upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the shares, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the shares for whom they may act as agent. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.
The shares of Class A Non-Voting Common Stock may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq Stock Market or other stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the shares, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the shares may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the shares may be deemed to be underwriting discounts and commissions.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such shares, if any are purchased.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase the shares from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
In connection with the offering of the shares hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the shares. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase shares for the purpose of stabilizing market price. The underwriters in an offering of shares may also create a “short position” for their account by selling more shares in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing shares in the open market following completion of the offering of such shares or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to shares that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the shares at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
Our Class A Non-Voting Common Stock is quoted on the Nasdaq Global Select Market. Any underwriters or agents to or through which shares are sold by us may make a market in such shares, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any shares sold by us.

LEGAL MATTERS
The validity of the shares of Class A Non-Voting Common Stock offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.
EXPERTS
The consolidated financial statements of Artesian Resources Corporation as of December 31, 2021 and December 31, 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and special reports and other information with the SEC. These documents are publicly available, free of charge, on our website at www.artesianwater.com. The information on our website is not part of this prospectus. We include our website address in this prospectus only as an inactive textural reference and do not intend it to be an active link to our website. You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s website at http://www.sec.gov.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and the information we filed with the SEC after the date of this prospectus will automatically update, modify and, where applicable, supersede any information included in this prospectus or incorporated by reference in this prospectus. Artesian Resources Corporation incorporates by reference into this prospectus the following documents filed with the SEC and any future filings that it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, between the date of this prospectus and the termination of the offering (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).
1.
Our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 11, 2022;

2.
Our Quarterly Report on Form 10-Q for the period ended March 31, 2022, as filed with the SEC on May 5, 2022;

3.
Our Quarterly Report on Form 10-Q for the period ended June 30, 2022, as filed with the SEC on August 5, 2022;

4.
Our Current Reports on Form 8-K filed with the SEC on January 18, 2022, February 10, 2022, February 17, 2022, May 6, 2022, June 1, 2022, July 25, 2022 and August 15, 2022; and

5.
The description of our Class A Non-Voting Common Stock contained in Exhibit 4.22 in our Annual Report on Form 10-K for the year ended December 31, 2021 that we filed with the SEC on March 11, 2022, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these documents at no cost to you by writing or telephoning us at the following address:
Artesian Resources Corporation
Attention: Investor Relations
664 Churchmans Road
Newark, DE 19702
(302) 453-6900